Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-241000 and 333-279617) and Form S-8 (No. 333-233077, 333-233078, 333-256477 and 333-279618) of MainStreet Bancshares, Inc. of our reports dated March 13, 2026, relating to the consolidated financial statements and internal control over financial reporting, appearing in the Annual Report on Form 10-K of MainStreet Bancshares, Inc. for the year ended December 31, 2025.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Roanoke, Virginia

March 13, 2026